Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-1 registration statement of our report dated August 15, 2018 with respect to the financial statements of Quantum Computing (formerly known as Innovative Beverage Group Holdings, Inc.), as of December 31, 2017 and for the year then ended. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Thayer O’Neal Company, LLC

Sugar Land, Texas

November 22, 2019